                                                                    EXHIBIT 10.3

                                      LEASE


           THIS LEASE made this 30th day of June, 1998, by and between Ruth Li and, ("Lessor"), and Plenum Communications, Inc. and its subsidiary company, LION, Inc. a Minnesota and Washington corporation respectively and ALLEN RINGER, ("Lessee").

                                   WITNESSETH

1. LEASED PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, upon the terms and conditions hereinafter set forth that certain leasehold space located at 3003 and 3011 80th Avenue SE, Mercer Island, Washington ("Upstairs"), together the "Premises", more particularly described and shown in Exhibit "A" attached hereto. For purposes of any rental adjustments which may be made, the agreed floor area of the space located at 3003 is 1,904 square feet and the space located at 301l is 1,600 square feet, for a total of 3,504 square feet.

2. TERM. The term of this lease shall be for a period of Three (3) years, commencing on July 1, 1998 and ending as of midnight, June 30, 2001.

3. RENT. Lessee covenants and agrees to pay Lessor in advance without notice, demand or offset, the monthly sum of $6,424.00. These rents shall be paid on the First (1st) day of every month for the term of this Lease. Rent for any fractional calendar month at the beginning or end of the term shall be prorated based on a 30-day month and a 360-day year.

4. LEASE DEPOSIT. As partial consideration for the execution of this Lease, Lessee has paid to Lessor the sum of Nine Thousand Forty-four Dollars ($9,044.00), receipt of which is hereby acknowledged. If Lessee shall have fully and faithfully complied with all of the covenants, agreements, terms, and conditions of this Lease, said amount shall be repaid by Lessor to Lessee within thirty days after the expiration or prior termination of this Lease; but otherwise said payment shall belong to Lessor as part of the consideration for the execution of this Lease.

5. USE. Lessee agrees that Lessee will use and occupy the Leased Premises for office space for its computer information service staff and related businesses only, and for no other purpose without the prior written consent of Lessor. Lessee shall not use or permit the Leased Premises or any part thereof to be used for any purpose in violation of any municipal, county, state, federal, or other governmental law, ordinance, rule or regulation.

6.         MAINTENANCE AND UTILITIES.

6.1 Lessor shall, subject to normal wear and tear, maintain and keep in good repair the foundations, exterior walls, roof and other structural portions of the Building, and shall maintain the electrical, plumbing, heating and ventilating equipment in the Building, except such portions thereof as may be specially installed for or by Lessee. Lessor shall pay the charges for electricity, water and sewer, subject to the provisions of Paragraph 6.3 below.

6.2 Lessee, upon occupancy of the Leased Premises, shall be deemed to have inspected the Leased Premises and accepted the Leased Premises in their then existing condition. Lessee shall at its expense


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maintain the interior of the Leased Premises at all times in good condition and repair, all in accordance with the laws of the State of Washington and all health, fire, police, and other ordinances, regulations and directives of governmental agencies having jurisdiction over such matters. Lessee shall commit no waste of any kind in or about the Leased Premises or the Building, and Lessee shall pay for all damage to the Building, as well as damage to tenants or occupants thereof, caused by Lessee's or its agents', contractors', licensees' or employees' misuse or neglect of the Leased Premises or the Building or their respective apparatus or appurtenances. At the expiration of the term hereof, Lessee shall surrender the Leased Premises, together with all keys, to Lessor in good condition, normal wear and tear and damage by tire or other casualty excepted. Lessee shall pay all charges for garbage removal and janitorial services, if desired.

6.3 If Lessee shall require any telephone installation, or electrical capacity over and above currently available equipment, Lessee shall notify Lessor 30 days prior, in writing, and obtain Lessor's written permission before making any alterations or additions and, if approved, all changes or additions shall be paid for in full by Lessee. If, because of heavy computer use, the electrical charges shall increase over previous charges, Lessee will pay the additional monthly electrical charges over and above the agreed upon rent.

7.         TENANT IMPROVEMENTS.

7.1 Lessee intends to make no tenant improvements or alterations to the Leased Premises. If Lessee decides to make any improvements or alterations they shall not be made without first obtaining Lessor's written approval of the plans and specifications for the improvements and obtaining the requisite building permit, if any, from the city of Mercer Island.

           7.2 All expenses incurred for labor and materials and for any other costs shall be paid in full by Lessee and Lessor shall not have any liability therefor.

           7.3 Lessee shall indemnify and hold Lessor harmless from any claim, demand, Suit, judgment or award which arises out of or on account of the design or construction of tenant improvements, for all claims for labor and materials and from any injury, or claim of injury occurring during or because of the construction of the tenant improvements.

8. ALTERATIONS. Lessee shall not make any alterations, additions or improvements in or to the Leased Premises without first obtaining the written consent of Lessor. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee, shall be done by Licensed contractors and pursuant to plans and specifications approved by Lessor, and shall become the Property of Lessor without obligation to pay therefor. Approved alterations shall remain in and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury. Special alterations, usable only by the Lessee, may be required to be removed by Lessor upon termination of said Lease as a condition for their approval. In such event, all expenses to restore said space to its original condition shall be borne by Lessee.

9. ASSIGNMENT, TRANSFER OR SUBLEASE. Lessee shall not assign or transfer this Lease or any interest therein, nor sublet any portion of the Leased Premises nor shall this Lease or any interest thereunder be assignable or transferable by operation of law, without first obtaining the written consent of Lessor, which shall not be unreasonably withheld. In the event consent is granted, Lessor reserves the right to adjust the rent for the remaining term of this Lease to the prevailing market rents at the time such


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approval is granted. Any assignment of this Lease shall not relieve Lessee of its duties, liabilities and obligation hereunder.

10. ACCESS. Lessee will allow and does hereby grant Lessor and Lessor's agents the right of free access at all reasonable times to the Leased Premises for the purpose of inspection or making repairs, additions or alterations to the Leased Premises or any property owned by or under control of Lessor; provided, that the foregoing shall not be construed to obligate Lessor to make any repairs, additions or alterations thereto other than those obligations defined in Paragraph 6 of this Lease document. Lessor may retain a pass key to said Leased Premises in connection with the foregoing right of access.

11.        DEFAULT.

11.1 Any vacation or abandonment of the Leased Premises for a Continuous period in excess of ten (10) days or any failure to pay any Base Rent, Operating Cost, or Additional Taxes as and when due, or any failure to perform or comply strictly with any covenant, condition, or representation made under this Lease (including any exhibits), shall constitute a default hereunder by Lessee. Lessee shall have a period of three (3) days from the date of receipt of written notice from Lessor within which to cure any default in the payment of Base Rent, Operating Costs, or Additional Taxes. Lessee shall have a period often (10) days from the date of written notice from Lessor within which to cure any other default under this Lease.

           11.2 The appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or an assignment of Lessee for the benefit of creditors, or any action taken or suffered by Lessee under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief act or statute, whether now existing or subsequently amended or enacted, shall also constitute a default under this Lease by Lessee.

           11.3 Failure of Lessor to insist upon strict performance of or compliance with any of the covenants, conditions, or representations of this Lease, or to exercise any remedy or option conferred by this Lease, shall be construed neither as waiver nor a relinquishment of that covenant, condition, representation, remedy, or option, but the same shall be and remain in full force and effect.

12.        REMEDIES.

12.1 Upon the occurrence of a default by Lessee, Lessor shall have the following rights and remedies (all of which shall be cumulative and not exclusive) in addition to all other rights or remedies available to Lessor at law or in equity:

                     12.1.1 Base Rent, Operating Cost, or Additional Taxes that are delinquent more than five (5) days shall bear interest at the Seattle-First National Bank prime rate plus 5%, or at the maximum rate permitted in the State of Washington, whichever is greater, from the original due date until paid.

                     12.1.2 Upon any default by Lessee under this Lease, Lessor at its option may immediately declare Lessee's rights under this Lease terminated, may re-enter and repossess itself of the Leased Premises as of its former estate (using any reasonable force that may be necessary to remove any persons or property), and/or may take any other action permitted by this Lease upon a default by Lessee. If, upon the re-entry of Lessor, any personal property of Lessee or others remains in or upon the Leased Premises,


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                     Lessor may, in its sole discretion remove that personal
                     property and place the same in a public warehouse or storage, at the expense and risk of the owners of the property, and Lessee shall reimburse Lessor for any reasonable expenses incurred by Lessor in connection with this removal and/or storage.

12.2 Notwithstanding anything to the contrary contained in this Lease, if any act of default occurs, Lessor, as an alternative remedy to those specifically stated above, may require that this Lease continue in lull force and effect and may enforce all its rights and remedies under this Lease, including, without limitation, the rights to recover Base Rent, Operating Costs, Additional Taxes, and any other sum payable by Lessee to Lessor under this Lease as they become due, for so long as Lessor does not terminate Lessee's right to possession of the Leased Premises, Acts of maintenance or preservation, efforts to re-let the Leased Premises, including any re-letting for the account of Lessee, or the appointment of a receiver upon Lessor's initiative to protect its interest under this Lease shall not constitute a termination of Lessee's right to possession. If Lessor re-lets the Leased Premises for the account of Lessee, Lessee shall pay to Lessor each month during the balance of the term of this Lease the following sums: (a) any rent deficiency arising from the re-letting of the Leased Premises at a lesser rent than that agreed upon in this Lease for Base Rent, Operating Costs, and Additional Taxes; (b) the cost of renovating or improving the Leased Premises for any new tenant; and (c) any other costs or expenses incurred by Lessor in re-letting the Leased Premises, including real estate commissions.

13. RISK. All personal property of any kind or description whatsoever in the Leased Premises shall be at the Lessee's sole risk and the Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the Building, or of the Lessor or the employees of the Lessor, or of any other persons, or from bursting, overflowing or leaking of water from roof or sewer pipes or from the heating or plumbing fixtures or from electric wires, or from gas, or odors, or caused in any other manner whatsoever, except in the case of willful neglect on the part of the Lessor.

14. INDEMNIFICATION AND INSURANCE. Lessee shall indemnify and hold Lessor harmless from all loss, damage, liability or expense resulting from any injury to any person or any loss or damage to any property caused to or resulting from any negligent act or omission of Lessee or any officer, agent, employee, guest, invitee, or visitor of Lessee in or about the Leased Premises or the Building. Lessor shall not be liable for any loss or damage to person or property sustained by Lessee, or other persons, which may be caused by the Complex, or improvements in the Complex or the Leased Premises, or any appurtenances thereto, by any other cause of whatsoever nature, unless caused by the gross negligence or willful misconduct of Lessor. Lessee shall, at its own expense, maintain comprehensive general liability insurance with an insurance company acceptable to Lessor with such limits as may be acceptable to Lessor, but in no event less than $250,000.00/$500,000.00 for general liability and $100,000.00 for property damage. Lessee shall provide Lessor with a Certificate of Insurance bearing an endorsement that the policy names Lessor as an additional insured. The policy shall not be cancelled without thirty (30) days prior written notice to Lessor.

15. CASUALTY. In the event the Leased Premises or the Building in which the Leased Premises are situated is destroyed or damaged by fire, earthquake or other casualty to the extent that are they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof as may be injured as aforesaid, provided that within thirty (30) days after such destruction or damage, Lessor shall, in writing, notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration, the rent shall be abated in the same ratio as that portion of the Leased Premises rendered for the time being unfit for


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occupancy shall bear to the whole of the Leased Premises. If Lessor shall fail to notify Lessee, as aforesaid, then this Lease shall, at the expiration of the time for the giving of notice as herein provided, be deemed terminated, and all rights of either party eliminated.

16. SUBORDINATION. This Lease is subject to and is hereby subordinated to a first lien in favor of any institutional lender or other entity who ultimately holds the first mortgage on the above described property, together with other liens as may be deemed necessary by Lessor. Lessee agrees to execute at no expense to Lessor, any instrument that may be deemed necessary or desirable by the Lessor to further effect the subordination of this Lease to such liens.

17. ESTOPPEL CERTIFICATE. Lessee will upon ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a statement in writing executed by Lessee certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which the rent has been paid, and either stating that to the knowledge of the Lessee of such certificate no default exists hereunder or specifying each such default of which the Lessee may have knowledge. It is intended that any such statement by Lessee may be relied upon by any prospective purchaser or mortgagee of Lessor.

18. SERVICES. Lessor shall maintain the public and common areas outside the building in good order and condition except for damages occasioned by the act or neglect of Lessee, its agents, contractors, invitees, or employees. Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements due to accident or strike or conditions or events not under Lessor's reasonable control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

19. WAIVER OF SUBROGATION. Lessee and Lessor hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire insurance policies, including any extended coverage and endorsements thereto, provided, however, that this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Lessor or Lessee.

20.        RENTAL ADJUSTMENTS.

           20.1 Commencing on July 1st, 1999 and on July 1st of each year thereafter, the Base Rent shall be adjusted to reflect any increase in the Consumer Price Index, All Urban [CPI-U] for the Seattle, Washington, Metropolitan area, as prepared by the United States Department of Labor. For such purposes, a comparison of the published index for the period ending most nearly on July 1st of each such year will be made with the index published one year earlier.

           20.2 Commencing on July 1, 1999 and for the balance of the Lease Term, Lessee shall pay as additional rent the amount by which the real estate taxes, LID payments and insurance premiums exceed those charges incurred by Lessor during calendar year 1998 ("Base Year") prorated for the Leased Premises by square footage ("Operating Adjustment"). For purposes of this paragraph, the parties agree the Leased Premises represent Fifty Percent (50%) of the total area of the Building.


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                     20.2.1    At least thirty (30) days prior to the
                               Commencement of the Second and Subsequent years of the lease term, Lessor shall furnish Lessee a written statement of the estimated operating costs for the coming year, and a calculation of rental adjustment due from the Lessee. That amount shall be equal to one-twelfth (1/12) of the Lessee's proportionate share of the amount, if any, by which the estimated operating costs exceed the Base Rent, which shall be added to the monthly Base Rent payable by Lessee under this Lease for each month during the coming year.

                     20.2.2 Within ninety (90) days after the close of each year of this Lease, Lessor shall deliver to Lessee a written statement setting forth the actual operating costs during the preceding Operating Year. If the actual Operating Costs for any Operating Year exceed the estimated Operating Costs paid by Lessee to Lessor pursuant to Paragraph 20.2.1 for that Operating Year (or, in the case of the Operating Year in which this Lease commences, the Base Amount), Lessee shall pay the amount of the excess to Lessor as additional rent within thirty (30) days after Lessee receives the written statement from Lessor. If the statement shows actual Operating Costs to be less than the amount paid by Lessee to Lessor pursuant to Paragraph 20.2, then the amount of the overpayment shall be paid Lessor to Lessee within thirty (30) days following the date of the statement, so long as all other obligations of Lessee to Lessor are current. For purposes of calculating the rental adjustment pursuant to this paragraph, the actual Operating Costs shall be deemed never to be below the Base Amount and shall never serve to reduce the Base Rent in Paragraph 3.

21. SIGNS AND ADVERTISING. Lessee shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter on the windows, walls and exterior doors, or otherwise visible from the exterior of the Leased Premises without first submitting its plans to Lessor, obtaining Lessor's written approval thereof and obtaining approval of the City of Mercer Island. Lessor shall have the right to adopt reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by the tenants, including Lessee, in the Building, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable. Lessee agrees to abide by such rules, regulations and policies. At the termination of this Lease, all such signs, lights, window coverings, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Lessee upon the Leased Premises, whether on the exterior or interior thereof, shall be removed by Lessee at its own expense, and Lessee shall immediately repair any damage or injury to the Leased Premises, and correct any unsightly condition, caused by the maintenance and removal of said signs, etc.

22. PARKING. Lessee shall have Eleven (11) reserved parking spaces which shall be so designated (9 spaces upstairs and 2 spaces downstairs). Lessee acknowledges and understands that other parking spaces may be assigned or rented to tenants or others from time to time on a "reserved" basis and on such other terms and conditions as may be determined by Lessor. Only automobiles and pick-up trucks shall be allowed to park. The driveways, walkways on parking lots and parking spaces shall be subject to such rules and regulations as may be issued from time to time by Lessor.

23. RULES AND REGULATIONS. No smoking is allowed inside the Leased Premises or any other part of the Building at any time.


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24.        NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail to Lessor at the same place rent payments are made, and to Lessee at the Leased Premises, or such addresses as may hereafter be designated by either party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

25. ATTORNEY'S FEES. In the event suit is brought for the recovery of rent due under the provisions of this Lease, or for breach of any other conditions or covenants contained herein, the prevailing party shall receive reasonable attorney's fees, and all costs incurred. This agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to principles of conflict of laws.

26. HOLDING OVER. Lessee may hold over after the expiration of the term of this Lease only after submitting a request in writing three (3) months prior to termination of this Lease and obtaining the written consent of Lessor. If Lessee holds over with Lessor's written consent, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Lessee agrees to pay Lessor a rate of rental equal to one and one-half (1-1/2) times the rent set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants, and conditions as herein specified, so far as applicable.

27. NON-WAIVER. Neither the acceptance of rent nor any other act or omission of Lessor after the happening of any event shall operate as a waiver of any past or future violation, and any such acceptance of rent shall not stop Lessor from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

28. ENTIRE AGREEMENT. There are no verbal or other agreements that modify or affect this Lease. This Lease supersedes any and all prior agreements executed by or on behalf of the parties hereto regarding the Leased Premises, and neither Lessor nor Lessee shall be bound by any understanding, agreement, promise, representation, or stipulation, expressed or implied, not specified herein.

29.        TIME.  Time is of the essence of this Lease.

30. QUIET ENJOYMENT. Lessor covenants to control its activities and personnel such that if and so long as Lessee pays the rent and performs the covenants contained in this Lease, Lessee shall hold and enjoy the Leased Premises peaceably and quietly, subject to the provisions of this Lease.

31.        EMINENT DOMAIN.

31.1 If all or any part of the Leased Premises shall be taken as a result of the exercise of the power of eminent domain, or any transfer in lieu of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of the date of taking, provided that if Lessor, in its discretion, elects to rebuild or replace any part of the Leased Premises affected by the taking, then during the period of the rebuilding or replacement, the taking shall be treated as temporary taking as to the part of the Leased Premises to be rebuilt or replaced and shall be governed by the terms of paragraph 31.2 below.

           31.2 In the event of any taking, Lessor shall be entitled to any and all compensation or awards which may be paid or made in connection with the taking of any interest whatsoever in the Leased Premises or the Center. Lessee shall have no claim against Lessor for the value of any


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           unexpired term of this Lease or otherwise and shall have no right to participate or share in any compensation awarded in connection with the taking.

32. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

33. EXHIBITS AND RIDERS. The following Exhibits and Riders are attached to and by this reference made a part of this Lease.

                      Exhibit A. Floor Plan of Leased Premises within Building

                      Exhibit B.  Legal Description

34. PERSONAL GUARANTEE. The party(s) who signs this lease as Lessee hereby personally guarantees the performance and payment of all obligations contained herein.

35.        TERMINATION OF PRIOR LEASE & TRANSFER OF DEPOSITS.

           35.1 This Lease Agreement terminates and replaces the parties' prior Lease dated, for reference purposes, August 29th, 1997, with respect to the "Upstairs" portion of the demised premises.

           35.2 The August 29th, 1997 Lease shall remain in effect, with regard to Lessee's occupancy of the "Downstairs" portion of the premises as described in said Lease, through its termination date of October 31st, 1998.

           35.3 Lessee acknowledges that the deposit held by Lessor under the August 29th, 1997 Lease has been transferred in its entirety to this Lease Agreement, and no portion of such deposit shall be applicable to the remaining rents owed by Lessee under the August 29th, 1997 Lease Agreement. Notwithstanding the foregoing, any breach of the August 29th, 1997 Lease Agreement by Lessee shall constitute a breach of this Lease Agreement.

36. ABATEMENT OF RENT FOR JULY 1998. As additional consideration of Lessee's execution of this Lease Agreement, and in consideration of Lessee's execution of this Lease Agreement without necessity of Lessor's provision of any additional tenant improvements, Lessor has agreed to abate rents in the amount of $1,955.00 (One Thousand Nine Hundred Fifty-five Dollars) for the 1,600 square feet space located at 3011 80th Avenue SE, which would otherwise be payable by Lessee under this Lease Agreement for the month of July, 1998.


LESSOR:


--------------------------------
RuthLi


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

LESSEE:

PLENUM COMMUNICATIONS, INC. a Minnesota corporation, and its subsidiary, LION, INC., a Washington corporation


By:
   --------------------------------          ----------------------------------
   Allen Ringer, President,                  ALLEN RINGER
   Plenum Communications, Inc.

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

           THIS IS TO CERTIFY that on this 1st day of July, 1998, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally came ALLEN RINGER, to me known to be the individual described in and who executed the within instrument, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

           WITNESS MY HAND and official seal the day and year in this certificate first above written.


                                         /s/  S.D. Bungert
                              ------------------------------------------
                              NOTARY PUBLIC in and for the State of
                              Washington, residing at Mercer Island


STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

           THIS IS TO CERTIFY that on this 30th day of June, 1998, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally came RUTH LI, to me known to be the individual described in and who executed the within instrument, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

           WITNESS MY HAND and official seal the day and year in this certificate first above written.


                                         /s/  Melvin Bradley
                              -----------------------------------------------
                              NOTARY PUBLIC in and for the State of
                              Washington, residing at Seattle


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